UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

            On September 28, 2010, the Board of Directors of CPG Finance, Inc. (“CPG Finance”), an affiliate of Sun Capital Partners, Inc. and the sole equity owner of Exopack Key Holdings, LLC, which is the sole stockholder of Exopack Holding Corp. (the “Company”), awarded Tom Vale, the Company’s Chief Operating Officer, options to purchase 2,500 shares of CPG Finance’s non-voting common stock at an exercise price of $139.14 per share.  The exercise price reflects the estimated fair market value based on the most recent valuation of the Company’s common stock, which occurred at June 30, 2010.  The options will vest in five installments on July 13th of each year, with the first installment vesting on July 13, 2011.  The estimated fair value of the equity-based compensation to be recognized over the vesting period totals approximately $187,000.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: October 4, 2010	By: /s/ Jack Knott________________
Name: Jack Knott
Title: Chief Executive Officer

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